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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated April 20, 1998, except as to the information presented in Note 2, for which the date is May 15, 1998 on our audits of the Financial Statements of Professional Detailing, Inc. We also consent to the references to our firm under the caption 'Experts' and 'Selected Financial Data.'

Parsippany, New Jersey
May 15, 1998